SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ONCOSEC MEDICAL INCORPORATED
(Name of Registrant as Specified in Its Charter)

Alpha Holdings, Inc. Alpha Biolabs, Inc.
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

StockTwits Post

$ONCS If you oppose the China Grand Takeover, YOU MUST VOTE ON THE BLUE CARD. EVEN A VOTE “AGAINST” ON THE WHITE CARD HELPS THE CHINA GRAND TAKEOVER.

In order to have a valid vote at the Special Meeting, a majority of OncoSec’s shares must be voted – otherwise $ONCS doesn't have a quorum and can't proceed with the China Grand Takeover. Your vote on the white card – even if it's “AGAINST” the transaction – counts toward the quorum and helps the China Grand Takeover.

●	The most important thing you can do is VOTE ON THE BLUE PROXY CARD “AGAINST” the China Grand Takeover.
●	DO NOT VOTE ON THE WHITE PROXY CARD. Discard any WHITE proxy card you receive from $ONCS.
●	If you already have voted AGAINST the China Grand Takeover on the WHITE proxy card and support Alpha’s efforts to block the transaction, YOU MUST SWITCH TO THE BLUE PROXY CARD.
●	Contact Okapi Partners at (888) 785-6617 or your broker if you need assistance voting on the BLUE proxy card.

SEC Disclaimer: https://votenooncosec.com/stocktwits-disclaimer-2/

Yahoo! Finance Post

If you oppose the China Grand Takeover, YOU MUST VOTE ON THE BLUE CARD. EVEN A VOTE “AGAINST” ON THE WHITE CARD HELPS THE CHINA GRAND TAKEOVER.

In order to have a valid vote at the Special Meeting, a majority of OncoSec’s shares must be voted – otherwise OncoSec doesn't have a quorum and can't proceed with the China Grand Takeover. Your vote on the white card – even if it's “AGAINST” the transaction – counts toward the quorum and helps the China Grand Takeover.

●	The most important thing you can do is VOTE ON THE BLUE PROXY CARD “AGAINST” the China Grand Takeover.
●	DO NOT VOTE ON THE WHITE PROXY CARD. Discard any WHITE proxy card you receive from OncoSec.
●	If you already have voted AGAINST the China Grand Takeover on the WHITE proxy card and support Alpha’s efforts to block the transaction, YOU MUST SWITCH TO THE BLUE PROXY CARD.
●	Contact Okapi Partners at (888) 785-6617 or your broker if you need assistance voting on the BLUE proxy card.

SEC Disclaimer: https://votenooncosec.com/stocktwits-disclaimer-2/